QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(E)

CENTRAL PACIFIC FINANCIAL CORP.

OFFER TO PURCHASE FOR CASH

OF UP TO $68,800,000 IN VALUE OF SHARES OF ITS COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

AT A PURCHASE PRICE NOT GREATER THAN $21.00 PER SHARE

NOR LESS THAN $18.50 PER SHARE

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 21, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

 February 21, 2014

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated February 21, 2014 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer") in connection with the Offer by Central Pacific Financial Corp., a Hawaii corporation ("Central Pacific" or the "Company"), to purchase for cash up to $68,800,000 in value of shares of its common stock, no par value per share (the "Shares"), together with the associated rights (the "Rights") to purchase the Junior Participating Preferred Stock, Series C, issued pursuant to the Tax Benefits Preservation Plan, dated as of November 23, 2010 (as amended, the "Tax Benefits Preservation Plan"), between the Company and Wells Fargo Bank, National Association, as rights agent, at a price not greater than $21.00 nor less than $18.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Central Pacific, including the Rights issued pursuant to the Tax Benefits Preservation Plan. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, Central Pacific will determine a single price per Share (the "Purchase Price"), which will be not greater than $21.00 nor less than $18.50 per Share, that Central Pacific will pay, subject to "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified by the tendering shareholders. The Purchase Price will be the lowest price per Share (in increments of $0.10) of not greater than $21.00 nor less than $18.50 per share, at which Shares have been properly tendered in the Offer and not properly withdrawn, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $21.00. All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if Shares having an aggregate value in excess of $68,800,000 are properly tendered and not properly withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering shareholders at Central Pacific's expense promptly after the Expiration Date.

        The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions. The Company's obligation to accept and pay for Shares properly tendered and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions.

        On February 20, 2014, the Company entered into repurchase agreements (the "Repurchase Agreements") with each of Carlyle Financial Services Harbor, L.P. ("Carlyle") and ACMO-CPF, L.L.C. ("Anchorage" and together with Carlyle, the "Lead Investors"), each of whom is the owner of 9,463,095

Shares (representing 22.5% of the outstanding Shares or 44.9% in the aggregate), pursuant to which the Company agreed to purchase up to $28,100,000 of Shares from each of the Lead Investors (or an aggregate of $56,200,000 of Shares) at the Purchase Price (the "Share Repurchases"). The Share Repurchases are scheduled to close on the eleventh business day following the expiration of the Offer. To the extent that the Offer is not fully subscribed, the $28,100,000 of Shares to be repurchased under the Repurchase Agreements will be proportionately reduced. In addition, each Lead Investor may tender additional Shares in the Offer, although neither Lead Investor has indicated to what extent such Lead Investor intends to do so. The Share Repurchases contemplated by the Repurchase Agreements are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with the Offer to Purchase.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of $125 million of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $21.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 5,952,380 Shares, which would represent approximately 14.1% of our issued and outstanding Shares as of February 14, 2014. If the Offer is fully subscribed at a Purchase Price of $18.50, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 6,756,755 Shares in the aggregate, which would represent approximately 16.0% of our issued and outstanding Shares as of February 14, 2014.

        As described in the Offer to Purchase, if more than an aggregate value of $68,800,000 of Shares (or such greater amount as Central Pacific may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, Central Pacific will purchase Shares in the following order of priority:

          First, Central Pacific will purchase all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such odd lot holder will not qualify for this preference);

          Second, after purchasing all the odd lots that were properly tendered, Central Pacific will purchase Shares from all other shareholders who properly tender Shares and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until Central Pacific has acquired Shares having an aggregate purchase value of $68,800,000 (or such greater amount as Central Pacific may elect to purchase, subject to applicable law); and

          Third, only if necessary to permit Central Pacific to purchase Shares having an aggregate value of $68,800,000 (or such greater amount as it may elect to purchase, subject to applicable law), Central Pacific will purchase Shares from shareholders who have properly tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date.

        Therefore, Central Pacific may not purchase all of the Shares that you tender. See Sections 1 and 6 of the Offer to Purchase.

        WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     Shares may be tendered at prices not greater than $21.00 nor less than $18.50 per Share, as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest. Prices may be specified in increments of $0.10.

          2.     The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on March 21, 2014, unless the Offer is extended by Central Pacific.

          3.     The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions. The Company's obligation to accept and pay for Shares properly tendered and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

          4.     If the Offer is fully subscribed, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of $125 million of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $21.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 5,952,380 Shares, which would represent approximately 14.1% of our issued and outstanding Shares as of February 14, 2014. If the Offer is fully subscribed at a Purchase Price of $18.50, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 6,756,755 Shares in the aggregate, which would represent approximately 16.0% of our issued and outstanding Shares as of February 14, 2014.

          5.     None of Central Pacific or any of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

          6.     Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Central Pacific in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

          7.     If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

        If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

        Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

        The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares residing in any jurisdiction within the United States in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction. Central Pacific Corp. may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Central Pacific Financial Corp. by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Central Pacific Financial Corp.

 INSTRUCTIONS FORM

With Respect to the Offer By

CENTRAL PACIFIC FINANCIAL CORP.

to Purchase for Cash up to $68,800,000 in Value of Shares of its Common Stock, No Par Value Per Share,
(including the associated preferred share purchase rights)
at a Purchase Price Not Greater Than $21.00 Per Share Nor Less Than $18.50 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 21, 2014, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the "Offer") in connection with the Offer by Central Pacific Financial Corp., a Hawaii corporation ("Central Pacific"), to purchase for cash up to $68,800,000 in value of shares of its common stock, no par value per share (the "Shares"), together with the associated rights (the "Rights") to purchase the Junior Participating Preferred Stock, Series C, issued pursuant to the Tax Benefits Preservation Plan, dated as of November 23, 2010 (as amended, the "Tax Benefits Preservation Plan"), between the Company and Wells Fargo Bank, National Association, as rights agent, at a price not greater than $21.00 nor less than $18.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Central Pacific, including the Rights issued pursuant to the Tax Benefits Preservation Plan.

        This Instructions Form will instruct you to tender to Central Pacific the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:            SHARES*

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

 PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.
SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

  By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders Shares at the purchase price as shall be determined by Central Pacific in accordance with the terms of the Offer.

☐
The undersigned wants to maximize the chance that Central Pacific will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Central Pacific in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's Shares being deemed to be tendered at the minimum price of $18.50 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per Share price as low as $18.50.

2.
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

  By checking ONE of the following boxes INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Central Pacific purchasing none of the Shares tendered hereby if the purchase price determined by Central Pacific for the Shares is less than the price checked below.

☐	$21.00	☐	$20.90	☐	$20.80	☐	$20.70	☐	$20.60
☐	$20.50	☐	$20.40	☐	$20.30	☐	$20.20	☐	$20.10
☐	$20.00	☐	$19.90	☐	$19.80	☐	$19.70	☐	$19.60
☐	$19.50	☐	$19.40	☐	$19.30	☐	$19.20	☐	$19.10
☐	$19.00	☐	$18.90	☐	$18.80	☐	$18.70	☐	$18.60
☐	$18.50

  CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER.

  A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

 ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

        This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

  ☐
  By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those Shares.

In addition, the undersigned is tendering Shares either (check one box):

  ☐
  at the Purchase Price as shall be determined by Central Pacific in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or

  ☐
  at the price per Share indicated above under the caption "Shares Tendered at Price Determined by Stockholder" in the section entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered."

 CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

        A tendering shareholder may condition his or her tender of Shares upon Central Pacific purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Central Pacific pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

  ☐
  The minimum number of Shares that must be purchased from me, if any are purchased from me, is:                      Shares.

        If, because of proration, the minimum number of Shares designated will not be purchased, Central Pacific may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

  ☐
  The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

QuickLinks

  Exhibit (a)(1)(E)
  February 21, 2014
INSTRUCTIONS FORM With Respect to the Offer By CENTRAL PACIFIC FINANCIAL CORP. to Purchase for Cash up to $68,800,000 in Value of Shares of its Common Stock, No Par Value Per Share, (including the associated preferred share purchase rights) at a Purchase Price Not Greater Than $21.00 Per Share Nor Less Than $18.50 Per Share
NUMBER OF SHARES BEING TENDERED HEREBY: SHARES
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 of the Letter of Transmittal)
ODD LOTS (See Instruction 14 of the Letter of Transmittal)
CONDITIONAL TENDER (See Instruction 13 of the Letter of Transmittal)
SIGN HERE